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                                                                    Exhibit 4.10


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of June 10, 2003 by and among QT-5, Inc., a Delaware corporation ("Debtor"), in favor of NDMS Investments, L.P., a Nevada limited partnership ("Secured Party"), with reference to the following facts and circumstances.

         A. Debtor has delivered a Secured Promissory Note to Secured Party in the principal amount of One Hundred Sixty-Five Thousand Dollars ($165,000) (the "Secured Amount").

         B. In order to secure its obligations to repay the Secured Amount, Debtor has agreed to grant Secured Party a first priority security interest in certain collateral, as described herein.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

          1. GRANT OF FIRST PRIORITY SECURITY INTEREST. As security for Debtor's due and punctual performance of the Obligations (as hereinafter defined), Debtor hereby pledges with Secured Party the Collateral (as hereinafter defined), and grants, assigns, transfers and conveys to Secured Party a continuing first priority security interest in any and all of Debtor's right, title and interest in and to the Collateral; provided that if the security interest granted hereunder is not at any time held by Secured Party the security interest shall be pari passu with the security interests granted in favor of Devonshire Management Corp., Alliance Financial Network Inc. and Dale Affonso.

          2. OBLIGATIONS. This Agreement, and Debtor's pledge of and grant to Secured Party of a first priority security interest in and to the Collateral, is made to secure: (i) due and punctual performance of Debtor's obligation to repay the Secured Amount pursuant to a Secured Note of even date herewith and any other note or instrument executed by Debtor and payable to Secured Party which recites that it is secured hereby, including any and all amendments, modifications, renewals, extensions, substitutions or replacements hereof or thereof; (ii) due performance of each and every material obligation, covenant and agreement of Debtor contained herein or in any other note or instrument executed by Debtor for the purpose of further securing the Secured Amount (collectively, the "Obligations").

          3.  COLLATERAL.   As  used  herein,   the  term   "Collateral"   shall
collectively and severally mean all assets of Debtor, including but not limited to the following:

               (a) EQUIPMENT. All equipment (as defined in the California Uniform Commercial Code (the "Code")), machinery, tools, furniture, furnishings, plant fixtures, business fixtures and other storage and office equipment, now owned or held, or hereafter acquired by the Debtor, wherever located, and all parts thereof and all additions and accessions thereto and replacements thereof and documents therefor, including any documents of title representing any of the above (any and all of the foregoing being the "Equipment");

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               (b)  INVENTORY.  All inventory (as defined in the Code) in all of its forms, now owned or held, or hereafter acquired by the Debtor, wherever located, including, but not limited to (i) all goods (wherever located and whether in the possession of the Company or a bailee or other person for storage, transit, or otherwise) manufactured or assembled or held for sale or lease or furnished, and raw materials and work in process, finished and unfinished goods, and materials used or consumed in the Debtor's business, (ii) all goods which are returned to or repossessed by the Debtor, and (iii) all
additions  and  accessions   thereto  and  replacements  and  products  thereof,
including, without limitation, any documents of title representing any of the above (any and all of the foregoing being the "Inventory");

               (c) ACCOUNTS. All accounts, chattel paper, instruments (each as defined in the Code), and other obligations of any kind, now owned or held or hereafter acquired by the Debtor, including, without limitation, insurance claims insurance settlement proceeds, tax refund claims and tax refunds arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, general intangibles, chattel paper, instruments or obligations, and all books and records relating to any of the foregoing (any and all of the foregoing being the "Accounts");

               (d) INSTRUMENTS. All notes and other instruments (as defined in the Code) and any instrument which constitutes a part of chattel paper, and other evidences of indebtedness in which the Debtor now or hereafter has any interest, to the extent of that interest;

               (e) DOCUMENTS. All documents (as defined in the Code) in which the Debtor now or hereafter has any interest, to the extent of that interest;

               (f) CHATTEL PAPER. All chattel paper (as defined in the Code) in which the Debtor now or hereafter has any interest;

               (g) GENERAL INTANGIBLES.  All General Intangibles (as hereinafter defined) in which the Debtor now or hereafter has any interest, to the extent of that interest, including, without limitation, the Debtor's interest in the Patent Assignment between Debtor and Marshall Thompson and the subject Patent No. 6,268,386 (the "Patent"). "General Intangibles" means any "general intangibles" (as such term is defined in the Code), and shall include, without limitation, (i) all patents, patent applications, trademarks, trademark registrations, trade names and trademark applications; (ii) license agreements with any other Parties, whether the Debtor is a licensor or licenses under any such license agreement, and the right to prepare for sale, sell and advertise for sale all inventory now or hereafter covered by such licenses; (iii) all of the Debtor's books, records and files, including computer software and tapes and all other forms of electronic information storage; (iv) copyrights and other rights in intellectual property; (v) interests in partnerships, joints ventures and other business associations; (vi) licenses and permits; (vii) trade secrets, propriety or confidential information, customer lists, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, and goodwill; (viii) claims in or under insurance policies, including unearned premiums; (ix) deposit accounts; (x) rights to receive


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tax refunds and other payments; (xi) rights of indemnification; and (xii) all of the Debtor's rights under any warranties or guaranties of any kind, including equipment, machinery or services;

               (h) contracts. All of the Debtor's rights under all contracts, undertakings or agreements (other than rights evidenced by chattel paper, documents or instruments) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an account, any agreement relating to the terms of payment or the terms of performance thereof;

               (i) INVESTMENT PROPERTY. All investment property (as defined in the Code), in which Debtor now or hereafter has an interest or entitlement;

               (j) other personal property. All other goods and personal property in which the Debtor has any interest, to the extent of that interest, whether now or hereafter owned or existing, leased, consigned by or to or acquired by the Debtor and wherever located; and

               (k) PROCEEDS AND PRODUCTS. All proceeds and products of the foregoing (including, without limitation, cash proceeds and non-cash proceeds resulting from the sale or other voluntary or involuntary disposition thereof or any other realization in respect thereof) and including, but not limited to, all property of any type that is acquired with any cash proceeds, and all guarantees,  insurance  and  rights  against  sureties  the  Debtor  may have in connection therewith and all proceeds and products relating thereto or therefrom, and all the Debtor's right, title and interest in and to additions, accessions, replacements and substitutions to and for the foregoing, and all documents, ledger sheets and files of the Debtor relating thereto. The term "proceeds" as used herein shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles and other proceeds that arise from the sale, lease, transfer or other use or disposition of any kind of any of the Collateral described in the foregoing paragraphs (a) through (j), inclusive, or proceeds, and all proceeds of any type described above acquired with cash proceeds.

         4. POWERS OF SECURED PARTY. Debtor appoints Secured Party its true attorney-in-fact, effective upon any Event of Default, to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party' officers, employees or agents, or any of them: (i) to liquidate any certificate of deposit pledged to Secured Party hereunder prior to its maturity date and to apply the proceeds thereof to payment of the Obligations or hold such proceeds as part of the Collateral, notwithstanding the fact that such liquidation may give rise to penalties for early withdrawals of funds; (ii) to sell, exchange or otherwise dispose of any portion of the Collateral and to apply the proceeds thereof to payment of the Obligations; (iii) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party' rights hereunder; (iv) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (v) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or proceeds, and in connection therewith to deposit or surrender control of the Collateral, accept other property in exchange for the Collateral, and do and perform such acts and things as Secured Party may deem proper, and any money or property received in exchange for the Collateral shall be applied to the

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Obligations;  (vi) to make any  compromise  or  settlement  Secured  Party  deem necessary, desirable or proper in respect of the Collateral; (vii) to insure, process and preserve the Collateral; and (viii) to perform any obligation of Debtor under this Agreement, in Debtor's name or otherwise.

         5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party as follows:

               (a) Debtor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Debtor has all requisite capacity and power to execute, deliver and perform its obligations under this Agreement, except that Debtor discloses and represents that there is an existing dispute between Debtor and Marshall Thompson, the inventor and proprietary owner of that certain United States Patent No. 6,268,386 dated July 31, 2001 for Nicotine Beverage and Debtor is in the process of demanding arbitration to resolve the dispute. This Agreement has been duly authorized by all necessary corporate action, has been validly executed and delivered by Debtor, constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, and creates a legal, valid and enforceable first priority security interest in and to the Collateral.

               (c) Except as otherwise set forth on Schedule 5(c), Debtor owns the Collateral free and clear of all liens, claims, encumbrances, security interests or equities, other than the security interest created hereby.

               (d) Debtor's principal place of business is at the location set forth in Section 14, and, except as otherwise set forth on Schedule 5(d), all of the Collateral is physically located in the County of Los Angeles, State of California.

               (e) Debtor has not sold, transferred, assigned or conveyed the Collateral, or any portion thereof, to any person other than Secured Party.

         6. COVENANTS AND AGREEMENTS OF DEBTOR. Debtor covenants and agrees with Secured Party that from the date hereof and until payment and satisfaction in full of each and all of the Obligations, unless Secured Party shall otherwise consent in writing, which consent shall be granted or withheld in Secured Party' sole and absolute discretion, Debtor will:

               (a) Duly observe and perform each and every material term and condition of any and all agreements, instruments and documents relating to the Collateral, and diligently protect and enforce its rights under all such agreements.

               (b) Pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of the income and profits therefrom, except where nonpayment does not involve any danger of sale, forfeiture or loss of any of the Collateral or any interest therein.

               (c) Insure the Collateral with financially sound and reputable insurers against loss or damage by fire, theft, bodily injury and such other casualties, as are usually insured against by companies engaged in the same or similar businesses as Debtor.

               (d) Keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation a record of all payments received and all credits granted with respect to the Collateral and all other dealings in the Collateral. Upon the occurrence of any Event of Default, Debtor will deliver and turn over any such books and records to the Secured Party at any time on demand of the Secured Party. Prior to the occurrence of an Event of Default and upon reasonable written notice of no less than five (5) business days from Secured Party, Debtor shall permit any representative of Secured Party to inspect such books and records and will provide photocopies thereof to Secured Party at Secured Party's expense. Upon reasonable written notice of no less than five (5) business days to Debtor, with the consent of the Debtor, as to the time of entry, which consent shall not be unreasonably withheld, Secured Party shall also have the right to enter into and upon the premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use and otherwise protecting Secured Party's interests therein.

               (e) Give Secured Party ten (10) days prior written  notice before
(i) changing its principal place of business or moving its books and records to a location other than that set forth in Section 14 hereof; (ii) changing the location of any Equipment or Inventory, or (iii) changing the location of any other Collateral to a place outside the State of California; and in any such event taking such action as is necessary to cause the first priority security interest in the Collateral to continue to be perfected.

               (f) Not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection with this Agreement misleading within the meaning of Section 9-402 of the Code, unless Debtor shall have taken all action necessary or reasonably requested by Secured Party to amend such financing or continuation statement so that it is not seriously misleading and shall have notified Secured Party of such action.

               (g) Not sell, lease, assign, transfer, convey, pledge, hypothecate, mortgage or further encumber any of the Collateral, provided that Debtor, so long as no Event of Default shall have occurred and be continuing, may in the ordinary course of business (i) sell Inventory and goods, (ii) collect and settle Accounts and (iii) dispose of obsolete or non-serviceable Equipment. In addition, Debtor may grant security interests in favor of Devenshire Management Corp., Alliance Financial Network, Inc. and Dale Affonso if such security interests are junior in priority to security interest granted to Debtor.

               (h) Promptly pay or otherwise  cause to be  discharged  any lien,
charge,   security  interest  or  other  encumbrance  that  may  attach  to  the
Collateral, or any portion thereof, other than pursuant to this Agreement.

               (i) Promptly notify Secured Party of any attachment or other legal process levied against any of the Collateral and of any filed claims or proceedings, that might in any way affect or impair Secured Party' first priority security interest in the Collateral or the rights and remedies of Secured Party with respect thereto as noted in paragraph 5(b) above.

               (j) Defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to Secured Party' interest in the Collateral hereunder.
                                       5

               (k) At the  written  request  of  Secured  Party  and at  Secured
Party's expense, execute and permit to be filed one or more financing statements, and amendments thereto, under the Code, any other applicable state's Uniform Commercial Code naming Debtor as debtor and Secured Party as secured Parties and indicating therein the types or describing the Collateral.

               (l) Not, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, execute, file or authorize or permit to be filed in any jurisdiction or with any governmental authority any financing or similar statement relating to the Collateral, or any portion thereof, in which any person other than Secured Party is named as a secured Parties thereunder.

               (m) Reimburse Secured Party upon demand for any costs and fees, including reasonable attorneys' fees and accountants' fees and other expenses, incurred in collecting any sums payable by Debtor under any of the Obligations secured hereby, enforcing any term or provision of this Agreement or otherwise in the collection of the Collateral and the preparation and enforcement of any agreement relating thereto.

               (n) Take any and all actions reasonably requested in writing by Secured Party to payoff those certain obligations set forth on Schedule 5(c) hereto, if any, including, but not limited to, the filing of one or more Uniform Commercial Code termination statements or other applicable documents.

               (o) Execute and deliver to Secured Party any and all further agreements, instruments, or documents and take any and all such further action as Secured Party, in its sole discretion, may deem necessary or advisable in order to evidence, effectuate, perfect, protect, maintain, or realize upon Secured Party' first priority security interest in the Collateral or the priority thereof including, without limitation, any documents required to be filed with the United States Patent and Trademark Office.

         7. EVENTS OF DEFAULT. The occurrence of an "Event of Default" under the Secured Note (after expiration of any applicable cure periods) shall constitute an "Event of Default" hereunder.

         8. SECURED PARTY' REMEDIES. If an Event of Default occurs hereunder, then, Secured Party may, at its option, but is not required to, do any one or more of the following without demand or notice to Debtor:

               (a) Declare all of the Obligations immediately due and payable in full, notwithstanding the terms of any other writing or evidence of debt;

               (b) Transfer the Collateral into Secured Party' s name or that of its nominee;

               (c) From time to time, proceed with the foreclosure of Secured Party's first priority security interest and sale of the Collateral, or any portion of it, in any manner permitted by law or provided for herein;

               (d) Take possession of and retain the Collateral in satisfaction of the Obligations upon compliance with the provisions of the Code; or

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


               (e) Exercise any and all remedies of a secured Parties under the Code or as otherwise provided by law.

         9.  APPLICATION  OF  PROCEEDS.  After  the  occurrence  of an  Event of
Default, all income and distributions with respect to the Collateral and all proceeds from any sale of the Collateral pursuant hereto shall be applied as follows:

               (a) First, in such order as Secured Party shall in its sole discretion determine, (i) to the payment of all costs and expenses incurred by Secured Party in connection with any sale of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of counsel for Secured Party in connection therewith; (ii) to the repayment of all advances made by Secured Party hereunder for the account of Debtor; and (iii) the payment of any and all other costs and expenses paid or incurred by Secured Party in connection with this Agreement or otherwise in connection with the Obligations or the exercise of any right or remedy hereunder;

               (b) Second, to the payment of interest on the Obligations;

               (c) Third, to the payment or satisfaction of the Obligations; and

               (d)  Fourth,   any   amounts   remaining   after  the   foregoing
applications shall be remitted to Debtor or as a court of competent jurisdiction may otherwise direct.

         10. POWER OF ATTORNEY.

               (a) Debtor does hereby irrevocably make, constitute and appoint Secured Party or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of Secured Party or Debtor effective upon an Event of Default to endorse any notes, checks, drafts, money orders or other evidence of payment relating to the Collateral that may come into the possession of Secured Party, and to do any and all other acts necessary or proper to carry out the intent of this Agreement;

               (b) Debtor does hereby further irrevocably make, constitute and appoint Secured Party or any of its officers or designees its true and lawful attorney-in-fact in the name of Secured Party or Debtor effective upon an Event of Default, (i) to enforce all Debtor's rights under and pursuant to all agreements with respect to the Collateral and to enter into such other agreements as may be necessary to protect Secured Party' rights and interest in and to the Collateral; (ii) to execute such other and further mortgages, pledges and assignments of the Collateral as Secured Party may reasonably require for the purpose of protecting, maintaining or enforcing the first priority security interest granted to the Secured Party herein; and (iii) to do any and all other things necessary or proper to carry out the intention of this Agreement; and

               (c) Each of the foregoing appointments shall be deemed coupled with an interest and irrevocable.


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

         11. PRIVATE SALE AUTHORIZED.

               (a) Debtor recognizes that Secured Party may be unable to effect a public sale of all or part of the Collateral. Debtor consents to a private sale even though such sale may be at prices and upon terms less favorable than if the Collateral were sold at public sales.

               (b) Debtor recognizes that a sale, public or private, of the Collateral may not be able to be effected and Secured Party or its assignee are hereby expressly authorized at their election to retain the Collateral until a sale can be effected. Until such sale, Secured Party or its assignee may elect to hold the Collateral and be treated as the owner thereof, and shall be entitled to collect all income thereon.

               (c) The purchaser or purchasers at any public or private sale of the Collateral shall take the Collateral free of any right or equity of redemption in Debtor, which rights and equities Debtor hereby expressly waives.

               (d) Debtor  agrees that written  notice  mailed to Debtor  twenty
(20) business days prior to the date of public or private sale of the Collateral shall constitute reasonable notice for such sales.

         12. FINANCING STATEMENTS AND PAYMENT DIRECTIONS. To the extent permitted by law, Debtor hereby authorizes Secured Party to file any amendments to or continuations of any financing statement filed with regard to the Collateral without the signature of Debtor. Debtor further authorizes Secured Party upon an Event of Default to notify any account debtors that all sums payable to Debtor relating to the Collateral shall be paid directly to Secured Party.

         13. TERMINATION. Upon satisfaction in full of each and all of the Obligations, and the payment of all additional costs and expenses of Secured Party provided for herein, this Agreement shall terminate and Secured Party shall deliver to Debtor, at Debtor's expense, such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to this Agreement; provided that if Secured Party is required to return any amounts received by Secured Party on account of the Obligations, the first priority security interests provided hereunder shall reattach.

         14. NOTICES.Any notice or other communication required or permitted to be given under this Agreement shall be in writing and sent by United States Overnight Express Mail or priority Federal Express delivery, postage prepaid, and addressed as follows:

            If to Debtor:          QT-5, Inc.
            ------------           5655 Lindero Canyon Road , Suite 120
                                   Westlake Village, CA 91362
                                   Attention: Timothy J. Owens

            If to Secured Party:   NDMS Investments, L.P.
            -------------------    5885 Via Manigua
                                   Las Vegas, NV  89120
                                   Attention:  Robert Moore, General Partner
or such other address as either Parties may from time to time specify in writing to the other in the manner aforesaid. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by United States mail or Federal Express delivery, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the delivery receipt.

         15.  SURVIVAL  OF   REPRESENTATIONS.   All  covenants,   agreements  or
representations and warranties made herein and in any documents delivered pursuant hereto shall survive the execution hereof.

         16. ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such Parties, and all covenants, promises and agreements by or on behalf of Debtor contained in this Agreement shall bind and inure to the benefit of the successors and assigns of Secured Party and Debtor.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflict of laws principles.

         18. NO IMPLIED WAIVERS BY SECURED PARTY. Neither any failure nor any delay on the part of Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies and benefits of Secured Party herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that Secured Party may have at law, in equity, by statute or otherwise. Without limiting the generality of the foregoing, Secured Party shall have all rights and remedies of a secured Party under Division 9 of the Code, as it may be amended or superseded from time to time.

         19. MODIFICATIONS AND WAIVERS.

               (a) No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure of Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               (b) No notice or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.

               (c) Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the liability of Debtor in respect of the Obligations or the Collateral and any and all other notices and demands whatsoever, whether or not relating to such instruments.

               (d) The Obligations shall not be affected by (i) the failure of Secured Party to assert any claim or demand or to enforce any right or remedy against Debtor; (ii) any extension or renewal thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or of any other agreement; or (iv) the release of any collateral held by Secured Party for the Obligations or any of them.

         20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be determined by a court of law to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         21. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Debtor hereby:

               (a) irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Los Angeles, State of California for the purpose of any suit, action or other proceedings arising out of or based upon this Agreement or the subject matter hereof brought by any party hereto or their respective successors or assigns; and

               (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

               (c)  waives   any  right  to  jury  trial  and  any   offsets  or
counterclaims in any such action, suit or proceeding (other than compulsory counterclaims); and

               (d) consents to service of process by registered mail at the address to which notices are to be given.

         22. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

         23. PRONOUNS. Whenever the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural, and conversely.

         24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The facsimile of the executed counterpart shall have the same force and effect as if it was an originally executed counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    QT-5, INC.,
                                    a Delaware corporation



                                    By:  -------------------------------------
                                         Steve Reder
                                         President, Director


                                    By:
                                         -------------------------------------
                                         Tim Owens
                                         Chief Executive Officer, Director




Acknowledged and agreed by
Secured Party:

NDMS INVESTMENTS, L.P..
a Nevada limited partnership


By
  ----------------------------------------
         Robert Moore
         General Partner

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                                  Schedule 5(c)

                                      NONE

                                  Schedule 5(d)

                                      NONE

                                    EXHIBIT A

                                 PATENT MORTGAGE